UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2018 (Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2018, A.M. Castle & Co. (the “Company”) announced that the Board of Directors (the “Board”) appointed Marec Edgar to the position of President, effective immediately. He succeeds Steve Scheinkman, who will continue to serve as Chairman and Chief Executive Officer of the Company.
Mr. Edgar joined the Company in 2014 as Vice President and General Counsel. He was promoted to Executive Vice President, General Counsel & Chief Administrative Officer of the Company in 2015. Before joining the Company, he served in roles of increasing responsibility at Gardner Denver, Inc., most recently as Assistant General Counsel and Chief Compliance Officer.

Item 8.01    Other Information.
On November 5, 2018, the Company issued a press release announcing the appointment of Marec Edgar as President as described above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated November 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
November 6, 2018		Marec E. Edgar
President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 5, 2018

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